Exhibit 15.3

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of Smith & Nephew plc

Management’s responsibility for the financial statements

We have audited the accompanying group income statement, group statement of comprehensive income, group cash flow statement and group statement of changes in shareholder’s equity for the year ended 31 December 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

Auditor’s responsibility

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Smith & Nephew plc for the year ended 31 December 2014, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board and International Financial Reporting Standards as adopted by the European Union.

We were not engaged to audit, review, or apply any procedures to the adjustments to retrospectively reflect the change in the composition of reportable segments as described in Note 2 to the group financial statements. Accordingly, we do not express an opinion nor any other form of assurance about whether such adjustments are appropriate and have been properly applied. Those retrospective adjustments were audited by other auditors.

/s/ Ernst & Young LLP

Ernst & Young LLP

London, England

February 25, 2015